Exhibit 99.1

Janus Henderson Announces Acquisition of Global Private

Credit Manager Victory Park Capital

•	Acquisition further expands Janus Henderson’s private credit and institutional capabilities

•	Victory Park Capital has a nearly two decade-long track record in asset-backed focused private credit

•	Victory Park Capital complements Janus Henderson’s existing highly successful securitized credit franchise

August 12, 2024

DENVER — Janus Henderson Group (NYSE: JHG; “Janus Henderson” or the “Company”), a leading global active asset manager, today announced that it has entered into a definitive agreement to acquire a majority stake in Victory Park Capital Advisors, LLC (“VPC”), a global private credit manager with a nearly two decade-long track record of providing customized private credit solutions to both established and emerging businesses. VPC complements Janus Henderson’s highly successful securitized credit franchise and expertise in public asset-backed securitized markets, and further expands the Company’s capabilities into the private markets for its clients.

Founded in 2007 by Richard Levy and Brendan Carroll and headquartered in Chicago, VPC invests across industries, geographies, and asset classes on behalf of its long-standing institutional client base. VPC has specialized in asset-backed lending since 2010, including in small business and consumer finance, financial and hard assets, and real estate credit. Its suite of investment capabilities also includes legal finance and custom investment sourcing and management for insurance companies. In addition, the firm offers comprehensive structured financing and capital markets solutions through its affiliate platform, Triumph Capital Markets. Since inception, VPC has invested approximately $10.3 billion across over 220 investments1, and has assets under management of approximately $6.0 billion.2

The Company expects that VPC will complement and build upon Janus Henderson’s $36.3 billion in securitized assets under management globally.3 Janus Henderson has been a pioneer in active securitized ETFs with innovative products including JAAA, the largest CLO ETF4, JBBB, which provides exposure to floating-rate CLOs generally rated BBB, the recently launched JSI, which invests in opportunities across the U.S. securitized markets, and JMBS, the largest actively managed mortgage-backed securities ETF5.

This partnership is highly synergistic and will enable mutually beneficial growth opportunities. VPC’s long-standing partnerships with global institutional clients, including insurance companies, pensions, endowments, and sovereign wealth funds, will enhance Janus Henderson’s position in the global institutional market. In addition, VPC’s investment capabilities tailored to insurance companies will expand Janus Henderson’s product offering for the Company’s growing insurance clientele. Janus Henderson’s global institutional and private wealth distribution platform and significant relationships with financial intermediaries will support the distribution and development of VPC products globally.

[1]	As of July 31, 2024.

[2]	As of June 30, 2024

[3]	As of June 30, 2024.

[4]	Source: Morningstar as of July 31, 2024.

[5]	Source: Morningstar as of July 31, 2024.

This acquisition marks another milestone in Janus Henderson’s client-led expansion of its private credit capabilities following the Company’s recent announcement that it will acquire the National Bank of Kuwait’s emerging markets private investments team, NBK Capital Partners, which is expected to close later this year.

“As we continue to execute on our client-led strategic vision, we are pleased to expand Janus Henderson’s private credit capabilities further with Victory Park Capital. Asset-backed lending has emerged as a significant market opportunity within private credit, as clients increasingly look to diversify their private credit exposure beyond only direct lending. VPC’s investment capabilities in private credit and deep expertise in insurance align with the growing needs of our clients, further our strategic objective to diversify where we have the right, and amplify our existing strengths in securitized finance. We believe this acquisition will enable us to continue to deliver for our clients, employees, and shareholders,” said Ali Dibadj, Chief Executive Officer of Janus Henderson.

“We are excited to partner with Janus Henderson in VPC’s next phase of growth. This partnership is a testament to the strength of our established brand in private credit and differentiated expertise, and we believe it will enable us to scale faster, diversify our product offering, expand our distribution and geographic reach, and bolster our proprietary origination channels,” said Richard Levy, Chief Executive Officer, Chief Investment Officer, and Founder of VPC.

“As a leading active asset manager with a diverse, global presence, Janus Henderson is an ideal partner to support our high-caliber team and VPC’s continued expansion. We have known the Janus Henderson leadership team for many years and believe our organizations are aligned in our client-first mentality, commitment to disciplined investing, and shared values. This partnership creates tremendous value for clients through accelerated product development and cross-selling opportunities. We look forward to building on VPC’s successful track record together with Janus Henderson to continue to deliver differentiated private credit solutions for current and prospective investors and portfolio companies,” added Brendan Carroll, Senior Partner and Co-Founder of VPC.

The acquisition consideration comprises a mix of cash and shares of Janus Henderson common stock and is expected to be neutral-to-accretive to earnings per share in 2025. The acquisition is expected to close in the fourth quarter of 2024 and is subject to customary closing conditions, including regulatory approvals.

An investor presentation on the transaction is available on Janus Henderson’s Investor Relations website.

Ardea Partners served as exclusive financial advisor to VPC. Kirkland & Ellis LLP acted as legal counsel to VPC and Sheppard Mullin acted as legal counsel to Janus Henderson.

-ends-

Media Contacts:

Janus Henderson

Candice Sun

Head of Corporate Communications, North America

+1 303-336-5452

candice.sun@janushenderson.com

Edelman Smithfield for Victory Park Capital

Julia Fisher

+1 646 301 2968

julia.fisher@edelmansmithfield.com

Investor Relations Contact:

Janus Henderson

Jim Kurtz

Head of Investor Relations

+1 303-336-4529

jim.kurtz@janushenderson.com

Notes to editors

Janus Henderson Group is a leading global active asset manager dedicated to helping clients define and achieve superior financial outcomes through differentiated insights, disciplined investments, and world-class service. As of June 30, 2024, Janus Henderson had approximately US$361 billion in assets under management, more than 2,000 employees, and offices in 24 cities worldwide. The firm helps millions of people globally invest in a brighter future together. Headquartered in London, Janus Henderson is listed on the New York Stock Exchange.

Source: Janus Henderson Group plc

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Past performance is no guarantee of future results. Investing involves risk, including the possible loss of principal and fluctuation of value.

Certain statements in this press release are “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. All statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events, including with respect to the timing and anticipated benefits of pending transactions and expectations regarding acquisition opportunities. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and similar words and phrases.

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Various risks, uncertainties, assumptions, and factors that could cause our future results to differ materially from those expressed by the forward-looking statements included in this press release include, but are not limited to, our ability to realize the anticipated benefits of the acquisition, and the risks, uncertainties, assumptions, and factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2023, and in other filings or furnishings made by the Company with the SEC from time to time.

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